CONNER & WINTERS
                    A PROFESSIONAL CORPORATION
                ONE LEADERSHIP SQUARE, SUITE 1700
                  OKLAHOMA CITY, OKLAHOMA 73102
                         (405) 272-5711

                         October 21, 1999


Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place
Gainesville, Florida  32653

     Re:  Perma-Fix Environmental Services, Inc.; Amendment
          No. 5 to Form S-3 Registration Statement;
          Registration No. 333-43149; Registering 8,291,072
          Shares of Common Stock; Our File No. 7034.29
          _________________________________________________

Ladies and Gentlemen:

     We have acted as special counsel to Perma-Fix Environmental Services, Inc. (the "Company") in connection with the Form S-3 Registration Statement, No. 333-43149, as amended by Amendment No. 5 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), registering up to 8,291,072 shares of the Company's Common Stock, par value $.001 per share ("Common Stock") to be reoffered or resold from time to time by certain Selling Shareholders (as defined in the Registration Statement).

     Included in the Registration Statement are shares of Common
Stock issued upon conversion and/or in payment of dividends on the following series of convertible preferred stock which have undergone various exchanges as described hereafter:

     1. Series 4 Class D Convertible Preferred Stock, par value $.001 per share ("Series 4 Class D Preferred Stock"), Series 6 Class F Convertible Preferred Stock ("Series 6 Class F Preferred Stock"), Series 8 Class H Convertible Preferred Stock, par value $.001 per share ("Series 8 Class H Preferred Stock"), Series 12 Class L Convertible Preferred Stock, par value $.001 per share ("Series 12 Class L Preferred Stock"), and Series 15 Class O Convertible Preferred Stock ("Series 15 Class O Preferred Stock") (with the Series 4 Class D Preferred Stock being exchanged for the Series 6 Class F Preferred Stock, the Series 6 Class F Preferred Stock

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Perma-Fix Environmental Services, Inc.
October 21, 1999
Page 2


          being exchanged for the Series 8 Class H Preferred Stock, the Series 8 Class H Preferred Stock being exchanged for the Series 12 Class L Preferred Stock, and the Series 12 Class L Preferred Stock being exchanged for the Series 15 Class O Preferred Stock);

     2. Series 10 Class J Convertible Preferred Stock, par value $.001 per share ("Series 10 Class J Preferred Stock"), Series 13 Class M Convertible Preferred Stock, par value $.001 per share ("Series 13 Class M Preferred Stock"), and Series 16 Class P Convertible Preferred Stock, par value $.001 per share ("Series 16 Class P Preferred Stock") (with the Series 10 Class J Preferred Stock being exchanged for the Series 13 Class M Preferred Stock, and the Series 13 Class M Preferred Stock being exchanged for the Series 16 Class P Preferred Stock); and

     3. Series 5 Class E Convertible Preferred Stock, par value $.001 per share ("Series 5 Class E Preferred Stock"), Series 7 Class G Convertible Preferred Stock, par value $.001 per share ("Series 7 Class G Preferred Stock"), and Series 9 Class I Convertible Preferred Stock, par value $.001 per share ("Series 9 Class I Preferred Stock") (with the Series 5 Class E Preferred Stock being exchanged for Series 7 Class G Preferred Stock and the Series 7 Class G Preferred Stock being exchanged for the Series 9 Class I Preferred Stock).

The following shares are covered by the Registration Statement:

     (i) up to 6,002,932 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), by RBB Bank Aktiengesellschaft ("RBB Bank") that have been issued or are issuable by the Company to RBB Bank ("RBB Shares") as follows:

          (a) up to 2,467,810 shares previously issued or issuable upon conversion of shares of the Company's Series 6 Class F Preferred Stock, Series 8 Class H Preferred Stock, Series 12 Class L Preferred Stock and Series 15 Class O Preferred Stock;

          (b) up to 147,353 shares which have been issued or are issuable in payment of dividends on the Series 4 Class D Preferred Stock, Series 6 Class F Preferred Stock, Series 8 Class H Preferred Stock, Series 12 Class L Preferred Stock, and Series 15 Class O Preferred Stock;

          (c)  2,172,762 shares previously issued or
               issuable upon conversion of the Series 10
               Class J Preferred Stock and the Series 16
               Class P Preferred Stock;

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Perma-Fix Environmental Services, Inc.
October 21, 1999
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          (d)  up to 208,757 shares which have been issued
               or are issuable in payment of dividends on the on the Series 10 Class J Preferred Stock, Series 13 Class M Preferred Stock, and Series 16 Class P Preferred Stock;

          (e) up to 656,250 shares which are issuable upon exercise of the Series 6 Warrants (as defined in the Registration Statement);

          (f)  up to 350,000 shares being acquired by RBB
               Bank upon exercise of the Series 10 Warrants
               (as defined in the Registration Statement);

     (ii) up to 389,453 shares of the Company's Common Stock by The Infinity Fund, L.P. ("Infinity") that are issuable by the Company to Infinity ("Infinity
          Shares") as follows:

          (a) up to 310,000 shares issuable upon conversion of the Company's Series 9 Class I Preferred
               Stock;

          (b) up to 44,453 shares previously issued or issuable in payment of dividends on the Series 5 Class E Preferred Stock, Series 7 Class G Preferred Stock, and Series 9 Class I Preferred Stock; and

          (c)  up to 35,000 shares being acquired by
               Infinity upon exercise of the Infinity
               Warrants (as defined in the Registration
               Statement);

   (iii)   up to 150,000 shares of Common Stock by
           Liviakis Financial Communications, Inc.
           ("Liviakis") that were issued to Liviakis
           ("Liviakis Shares") in connection with an exchange agreement ("Liviakis Exchange
           Agreement") for a warrant previously issued by the Company to Liviakis;

    (iv) 50,000 shares of Common Stock by Robert B. Prag, an executive officer of Liviakis ("Prag") that were issued to Prag ("Prag Shares") in connection with the Liviakis Exchange Agreement for a warrant previously issued by the Company to Prag;

     (v) up to 450,000 shares of Common Stock by Fontenoy Investments ("Fontenoy") that are issuable by the Company to Fontenoy ("Fontenoy Shares") upon the exercise of a warrant previously issued by the Company to Fontenoy and a warrant previously issued to Fontenoy's predecessor Dionysus Limited (hereinafter collectively referred to as the "Fontenoy Warrants");

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Perma-Fix Environmental Services, Inc.
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     (vi) up to 450,000 shares of Common Stock by JW Genesis
          Financial Corporation ("JW Genesis") that are issuable by the Company to JW Genesis (the "JW Genesis Shares") upon the exercise of the Series 4 Genesis Warrants (as defined in the Registration Statement) and the Series 10 Genesis Warrant (as defined in the Registration Statement), all of which warrants were previously issued by the Company to JW Genesis or its predecessor JW
          Charles Financial Services, Inc. ( hereinafter collectively referred to as the "JW Genesis Warrants");

    (vii) up to 7,000 shares of Common Stock by D. H. Blair Investment Banking Corporation ("Blair") that are issuable by the Company to Blair ("Blair Shares") upon the exercise of a warrant previously issued by the Company to Blair ("Blair Remainder Warrant") to reflect the remainder of a warrant for 75,000 shares of Common Stock which was previously issued by the Company to Blair ("Blair Warrant") and which was partially assigned by Blair to certain officers and directors of Blair;

   (viii) up to 28,000 shares of Common Stock by J. Morton Davis ("Davis") that are issuable by the Company to Davis ("Davis Shares") upon the exercise of a warrant previously issued by the Company to Davis ("Davis Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;

     (ix) up to 28,000 shares of Common Stock by Esther Stahler ("Stahler") that are issuable by the Company to Stahler ("Stahler Shares") upon the exercise of a warrant previously issued by the Company to Stahler ("Stahler Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;

     (x)  up to 7,000 shares of Common Stock by Martin A.
          Bell ("Bell") that are issuable by the Company to Bell ("Bell Shares") upon the exercise of a warrant previously issued by the Company to Bell
          ("Bell Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;

     (xi) up to 5,000 shares of Common Stock by Ruki Renov ("Renov") that are issuable by the Company to Renov ("Renov Shares") upon the exercise of a warrant previously issued by the Company to Renov ("Renov Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;

   (xii) up to 20,513 shares of Common Stock being acquired by Ally Capital Management ("Ally") that are issuable by the Company to Ally ("Ally Shares") upon the exercise of a warrant previously issued by the Company to Ally ("Ally Warrant");

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Perma-Fix Environmental Services, Inc.
October 21, 1999
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  (xiii)  up to 350,000 shares of Common Stock being acquired by
          Karl H. Ehlert ("Ehlert") that are issuable by the Company to Ehlert ("Ehlert Shares") upon the exercise of two (2) warrants previously issued by the Company to Ehlert ("Ehlert Warrants");

   (xiv)  up to 150,000 shares of Common Stock being acquired by
          R. Keith Fetter ("Fetter") that are issuable by the Company to Fetter ("Fetter Shares") upon the exercise of two (2) warrants previously issued by the Company to Fetter ("Fetter Warrants");

     (xv) up to 31,176 shares of Common Stock which were issued to Evelio Acosta ("Acosta Shares") in connection with an Asset Purchase Agreement
          ("Asset Purchase Agreement");

    (xvi) up to 31,175 shares of Common Stock which were issued to Lewis R. Goodman ("Goodman Shares") in connection with the Asset Purchase Agreement; and

   (xvii) up to 140,823 shares of Common Stock which were issued to Hesco Sales, Inc. ("Hesco Shares") in connection with the Asset Purchase Agreement;

     We have examined such corporate records, certificates of officers, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     On the basis of such examination and review, we are of the opinion that:

     (i) the RBB Shares previously issued or issuable pursuant to the terms of the Series 4 Class D Preferred Stock, Series 6 Class F Preferred Stock, Series 8 Class H Preferred Stock, Series 12 Class L Preferred Stock, Series 15 Class O Preferred Stock, the Series 6 Warrants, the Series 10 Class J Preferred Stock, the Series 13 Class M Preferred Stock, the Series 16 Class P Preferred Stock, and the Series 10 Warrants constitute or will constitute, when so issued, validly issued and fully paid and nonassessable shares of Common Stock;

     (ii) the Infinity Shares previously issued or issuable pursuant to the terms of the Infinity Shares previously issued pursuant to the terms of the Series 5 Class E Preferred Stock, Series 7 Class G Preferred Stock, Series 9 Class I Preferred Stock, and the Infinity Warrants constitute or will constitute, when so issued, validly issued and fully paid and nonassessable shares of Common Stock;

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Perma-Fix Environmental Services, Inc.
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    (iii) the Liviakis Shares previously issued by the Company pursuant to the terms of the Liviakis Exchange
          Agreement, constitute validly issued and fully paid and nonassessable shares of Common Stock;

     (iv) the Prag Shares previously issued by the Company pursuant to the terms of the Liviakis Exchange
          Agreement, constitute validly issued and fully paid and nonassessable shares of Common Stock;

     (v) the Fontenoy Shares will constitute, when issued by the Company pursuant to the terms of the Fontenoy Warrants, validly issued and fully paid and nonassessable shares of Common Stock;

     (vi) the JW Genesis Shares will constitute, when issued by the Company pursuant to the terms of the JW
          Genesis Warrants, validly issued and fully paid and nonassessable shares of Common Stock;

    (vii) the Blair Shares will constitute, when issued by the Company pursuant to the terms of the Blair Remainder
          Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

   (viii) the Davis Shares will constitute, when issued by the Company pursuant to the terms of the Davis Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

     (ix) the Stahler Shares will constitute, when issued by the Company pursuant to the terms of the Stahler
          Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

     (x) the Bell Shares will constitute, when issued by the Company pursuant to the terms of the Bell
          Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

     (xi) the Renov Shares will constitute, when issued by the Company pursuant to the terms of the Renov
          Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

    (xii) the Ally Shares will constitute, when issued by the Company pursuant to the terms of the Ally Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

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   (xiii) the Ehlert Shares will constitute, when issued by the
          Company pursuant to the terms of the Ehlert Warrants, validly issued and fully paid and nonassessable shares of Common Stock;

    (xiv) the Fetter Shares will constitute, when issued by the Company pursuant to the terms of the Fetter Warrants, validly issued and fully paid and nonassessable shares of Common Stock;

     (xv) the Acosta Shares previously issued by the Company pursuant to the terms of the Asset Purchase Agreement, constitute validly issued and fully paid and nonassessable shares of Common Stock;

    (xvi) the Goodman Shares previously issued by the Company pursuant to the terms of the Asset Purchase Agreement, constitute validly issued and fully paid and nonassessable shares of Common Stock; and

   (xvii) the Hesco Shares previously issued by the Company pursuant to the terms of the Asset Purchase Agreement, constitute validly issued and fully paid and nonassessable shares of Common Stock;

     We consent to the reference to our firm under the heading
"Legal Opinion" and to the filing of this opinion as Exhibit 5.1 to said Registration Statement.


                                   Very truly yours,

                                   CONNER & WINTERS,
                                   A Professional Corporation

                                    /s/ Conner & Winters